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[Ryder Scott Company logo]


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

    As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve reports dated as of December 31, 1999, December 31, 2000, and December 31, 2001 and to all references to our firm included in or made a part of the Mission Resources Corporation's Form 10-K to be filed with the Securities and Exchange Commission on or about March 28, 2002.



                                        /s/ Ryder Scott Company, L.P.
                                        ------------------------------
                                        RYDER SCOTT COMPANY, L.P.

March 28, 2002
Houston, Texas